Exhibit 10.1

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT (the “Agreement”) made as of the 14th day of May, 2015 by and between LATTICE FUNDING, LLC, a Pennsylvania limited liability company, its successors and assigns (the “Lender”), and LATTICE INCORPORATED, a Delaware corporation, its successors and assigns (the “Borrower”). (The Lender and the Borrower are sometimes referred to collectively in this Agreement as the “Parties” or singly as a “Party.”)

BACKGROUND

At the request of and on behalf of the Borrower, the Lender proposes to extend to the Borrower a loan in the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000) (the “Loan”) to be used for commercial purposes, including repayment of short-term debt, purchase of equipment and working capital and secured by the proceeds of Borrower’s services agreements with correctional facilities (existing on this date or entered into during the term of the Loan, along with related equipment (as more specifically defined below, the “Collateral”).

NOW THEREFORE, in consideration of the promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to the legally bound, the Parties agree as follows:

1.            Definitions

The following terms used in this Agreement shall have the meanings set forth below:

(a)            “Agreement” means this Agreement.

(b)            “Business Day” shall mean any day other than a Saturday, a Sunday, a United States federal government legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in the Commonwealth of Pennsylvania.

(c)            “Collateral” means all of the Borrower’s right, title and interest in the revenues of all of its telecommunications contracts with correctional facilities, existing on this date or entered into during the Term (as defined below), the telecommunications equipment associated with such contracts and the proceeds from such contracts; including all insurance proceeds, and rights to refunds or indemnification whatsoever owing, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, which any of the same may represent, and all right, title, security and guaranties with respect to each contract.

(d)            “Conversion Shares” shall have the meaning set forth in Section 2(c), below.

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(e)            “Loan Documents” means this Agreement, the $1,500,000 Note of even date from Borrower to Lender (the “Note”), the UCC-1 Financing Statements naming Borrower as debtor and Lender as secured party to be filed with the New Jersey Department of State and the Commonwealth of Pennsylvania, an affidavit of business use and all other loan documents listed on the Closing Checklist attached as Exhibit A, including all riders, supplements and addenda to such documents.

(f)            “Loan” means the $1,500,000 Loan, as advanced, extended and otherwise made under this Agreement, including any over-allotment up to an additional 10%.

(g)            “Person” shall mean any individual, sole proprietorship, partnership, joint venture, limited liability company, limited liability partnership, trust, incorporated organization, association, corporation, institution, entity, party or government (including any division, agency or department thereof), and, as applicable, the successors, heirs and assigns of each.

(h)            “Principal Amount” initially means the principal amount of the Loan represented by the gross proceeds of subscriptions accepted by the Lender before any deductions, in the maximum aggregate amount of $1,500,000, increased by any exercise of the over-allotment option (up to 10%) and reduced by any payments of principal or conversion of principal into Conversion Shares by Borrower.

(i)            “Taxes” mean any federal, state, local or foreign income sales, use, transfer, payroll, property, occupancy, franchise or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any interest or penalties thereon.

(j)            “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New Jersey and the Commonwealth of Pennsylvania.

2.            Terms of the Loan

(a)            Lender agrees to extend the Loan to Borrower for working capital purposes and for business purposes only. Borrower has executed an affidavit of business purpose of even date. The term of the Loan (the “Term”) shall commence on the date of this Agreement and shall end no later than April 30, 2020 (the “Due Date”), on which date all principal, interest and other amounts due under the Note will be due and payable.

(b)            The Parties acknowledge that the Loan will be funded in two or more tranches, with the first closing (a “Closing”) to be held on or about May 12, 2015 and the final Closing to be held no later than June 30, 2015 (the “Offering Termination Date”).

(c)            Borrower will pay interest on the outstanding Principal Amount at 8% per annum (the “Interest Rate”), accruing upon initial funding until repaid in full. Borrower will pay interest only accrued on the Principal Amount at the Interest Rate quarterly, in arrears, with the first payment due July 30, 2015 and subsequent payments of interest due the 30th of October, January, April and July thereafter, until the earlier of the Borrower’s payment of all Amounts Due under the Note or the conversion of the Principal Amount into common stock of the Borrower (the “Conversion Shares”) under the conversion provisions of the Note and payment of all other Amounts Due under the Note.

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(d)            Restricted Stock. For each $1,000.00 in gross proceeds accepted at each Closing, the Borrower will issue to the Lender 2,500 shares of the Borrower’s restricted common stock (“Restricted Stock”), for the benefit of its subscribers.

(e)            The Borrower hereby agrees that Lender will have “piggyback” registration rights for all shares of Borrower Restricted Stock issued to the Lender (for itself or for holders of participations) or any of its affiliates, including, but not limited to, Cantone Research, Inc. (the “Placement Agent”), on any registration statement filed by the Borrower with the Securities and Exchange Commission (the “Commission”) except for registration statements on forms S-4 (for merger transactions) or S-8 (for employee plans), subject to customary proportional cutbacks if requested by an underwriter in connection with an underwritten public offering. If the Borrower files such a registration statement, the Borrower undertakes to use commercially reasonable efforts to make the registration statement effective within a reasonable time and to keep such registration statement effective until all of the shares of Restricted Stock are sold.

(f)            The outstanding unpaid Principal Amount of the Loan (to the extent not converted into Conversion Shares) and all accrued but unpaid interest shall be paid in full on the Due Date. The Borrower has no right to prepay the Principal Amount and accrued interest before the Due Date except as specifically provided in the Note. If any Event of Default (as defined in the Note) occurs, then upon such occurrence and continuing until such Event of Default is cured, the interest rate shall increase to 12% per annum (the “Default Rate”) and the Borrower will pay the Lender a penalty of $50,000 as a default penalty and not as interest, which, if not paid immediately in cash will be added to the Principal Amount and accrue interest at the then-applicable rate.

(g)            To evidence the obligation of Borrower to Lender to repay the Loan with interest at the applicable rate in accordance with the provisions of this Agreement, Borrower shall execute and deliver to Lender at Closing the Note, a form of which is attached as Exhibit B.

(h)            To secure the Note, Borrower shall execute and deliver to Lender at Closing and cause to be filed UCC-1 Financing Statements, which grants to Lender a perfected first security interest in the Collateral (the “Financing Statements”), which the Lender will file with the State of New Jersey and the Commonwealth of Pennsylvania.

3.            Fees

(a)            The Borrower will reimburse the Lender for all of its fees and expenses of Cantone Research, Inc. (the “Placement Agent”); including an 8% sales commission, legal fees of 1% and a 1% non-accountable expense allowance, paid at each Closing. Borrower will also issue to the Placement Agent 1,000 shares of Restricted Stock for each $1,000.00 in gross proceeds accepted at each Closing. This Restricted Stock will have the same registration rights as Restricted Stock issued to the Lender for the account of its subscribers.

(b)            Borrower will also pay the Lender an annual administration fee (“Administration Fee”) of 2% of the Principal Amount, payable quarterly in arrears at the same time the Borrower pays interest on the Note. If an Event of Default occurs, the Administration Fee immediately increases to 3%. If the Borrower fails to pay any Administration Fee when due, the amount of any unpaid Administration Fee will be added to the Principal Amount of the Note and accrue interest at the then-applicable rate and payment thereof shall be secured by the Collateral. In addition, as part of the Administration Fee, the Borrower will issue the Lender 1,000,000 shares of Restricted Stock as a one-time issuance within thirty (30) days of the initial Closing.

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4.            Collateral for the Loan

(a)            The Parties agree that the collateral and security for the Loan shall be a first priority security interest in the Collateral, including all revenues and other proceeds thereof.

(b)            The Parties, by an agreement of even date, have agreed as to certain procedures upon a default by the Borrower. Any such election of remedies shall not limit the Lender’s rights under the Note, nor act as a waiver of any of the Lender’s rights under the Note or this Agreement.

5.            Covenants of Borrower. In addition to the covenants and agreements of the Borrower contained in the other Loan Documents, and as long as the Loan is outstanding, the Borrower hereby covenants and agrees as follows:

(a)            Borrower shall promptly give notice in writing to Lender of the occurrence of any material litigation, arbitration or governmental proceeding affecting Borrower, and of any governmental investigation or labor dispute pending or, to the knowledge of Borrower, threatened which could reasonably be expected to interfere substantially with normal operations of the business of Borrower or materially adversely, affect the financial condition of Borrower.

(b)            Borrower shall promptly give notice in writing to Lender of the occurrence of any Event of Default (as defined in the Note) and of any condition, event, act or omission which, with the giving of notice or the lapse of time or both, would constitute an event of default under this Agreement or under the Loan Documents.

(c)            Any and all payments by the Borrower hereunder or under the Note to or for the benefit of Lender shall be made free and clear of and without deduction for any and all present or future Taxes, deductions, charges or withholdings

(d)            The Borrower may not reduce the exercise or conversion price of any options, warrants or convertible securities outstanding on or after May 1, 2015 without prior approval from Lender.

(e)            Except as required by its certificate of incorporation in effect on the date of this Agreement, the Borrower shall not pay or declare any dividends or make any distributions to equity holders (common or preferred) while this Loan is outstanding.

(f)            Unless, and only to the extent, required by law, until after the final Closing, Borrower shall not make any public statements about the contemplated transaction without the prior written consent of the Lender, which shall not be unreasonably withheld.

(g)            Borrower will impose a black-out period (trading restriction) on all of its officers and directors such that they will be precluded from trading in the Borrower’s Common Stock to the same extent as the Placement Agent’s brokers are restricted from trading the Borrower’s Common stock. The Placement Agent shall advise the Borrower of the trading restrictions it imposes on its brokers, from time to time. This restriction shall apply only during periods that it is actively offering the Borrower’s securities and shall not apply beyond June 30, 2015, and shall be in addition to any other black-out period the Borrower imposes on its officers and directors.

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(h)            Borrower will seek approval from Lender before effecting a change in control or acquisition of the Borrower.

6.            Construction of this Agreement

(a)            Time is of the essence in connection with any act, undertaking or matter to be performed under this Agreement.

(b)            This Agreement is intended as a separate agreement between the Parties enforceable in accordance with its terms and is in addition to any other agreements between the Parties including but not limited to the Loan Documents, and this Agreement shall not be deemed to replace, modify, substitute for, be merged with or into or amend or alter the Loan Documents in any way except to the extent expressly provided for herein.

(c)            Unless otherwise specified herein or unless the context otherwise indicates, all capitalized terms used in this Agreement shall have the same definitions and meanings as used in and defined in the Loan Documents.

(d)            Borrower acknowledges that it was represented by legal counsel in connection with this Agreement and the Loan Documents and that it was under no economic duress or other compulsion in entering into this Agreement.

7.            Representations and Warranties of Borrower

(a)            Borrower hereby represents and warrants that:

(i)            Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and authorized to do business and is in good standing wherever the nature of the business conducted by Borrower makes such qualification necessary.

(ii)           Borrower has the corporate power and authority to own its property and to conduct its business and holds such licenses and certificates as may be applicable and required for the conduct of its business; and Borrower has the corporate power and authority to enter into this Agreement and to consummate all transactions contemplated in this Agreement.

(iii)          This Agreement and the Loan Documents constitute valid, continuing, legal and binding obligations of Borrower and are enforceable against Borrower in accordance with their terms, subject however, to creditors’ rights generally.

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(iv)          The making of this Agreement has been duly authorized by all necessary corporate action on the part of Borrower, including Board of Directors approval, does not require the approval of, or the giving of notice to, any other entity or third person; and will not violate any provision of law or of Borrower’s Articles of Incorporation or Bylaws, or result in the breach of, constitute a default under, contravene any provision of, or result in the creation of any lien, charge, encumbrance or security interest upon any property or assets of Borrower.

(v)            The individual executing this Agreement on behalf of Borrower is a duly authorized officer of Borrower and is authorized to execute this Agreement and to take any and all other actions contemplated or required by this Agreement.

(vi)           There are no suits or proceedings pending or, to the knowledge of Borrower, threatened, in any court or before any regulatory commission (including the Commission or any state securities regulatory body), board or other administrative or governmental agency against Borrower, which if adversely determined would have a material adverse effect on the financial condition of Borrower or the business of Borrower or which if determined adversely to the Borrower would result in the inability of Borrower to perform this Agreement.

(vii)          The Financing Statements constitute valid and enforceable security interests in the Collateral described therein.

(ix)            There are no mortgages, pledges, security interests, liens, charges, leases, encumbrances or claims on or with respect to the Collateral, or any part thereof, or any title interest therein or any proceeds thereof, which have a priority superior to the lien and priority positions of the Lender’s security interest.

(x)             As of the date of this Agreement, Borrower is not insolvent as defined by the United States Bankruptcy Code, the Delaware Fraudulent Conveyances Act, by the insolvency provisions of the Delaware Business Corporation Law or by law or usage of any court of law or equity of the State of Delaware.

(xi)            As of the date of this Agreement, Borrower has complied with all the terms and conditions of this Agreement.

(xii)           The execution, delivery and performance of this Agreement and the Loan Documents will not violate any provisions of any indenture, agreement, or other instrument to which Borrower or any of Borrower’ s properties or assets are bound, and will not be in conflict with, result in a breach of, or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower.

(xiii)          No authorization, consent, approval, license or exemption of, and no registration, qualification, designation, declaration or filing with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign is necessary to the valid execution and delivery of this Agreement, the Loan Documents or any other documents evidencing or relating to the Loan.

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(xiv)         The most recent financial statements of Borrower delivered to the Lender represent fairly its financial position as of the date thereof; and the results of its operations for the period indicated; and show all known liabilities, direct or contingent, of Borrower as of the date thereof. Since the date of such financial statements, there has been no material adverse change in the condition, financial or otherwise, of Borrower or in the business and properties of Borrower and, since such date, Borrower has not incurred, other than in the ordinary course of business, any indebtedness, liabilities, obligations or commitments, contingent or otherwise.

(xv)          Neither this Agreement nor any other document, statement, financial statement, or certificate furnished to Lender by or on behalf of Borrower in connection herewith, including, but not limited to, the Borrower’s filings with the Commission, contains an untrue statement of a material fact with respect to the financial condition or properties of Borrower or omits to state a material fact necessary to make the statements contained therein not misleading or, insofar as Borrower can now foresee, may in the future materially adversely affect the financial condition or properties of Borrower which has not been set forth in this Agreement or in a document, statement, financial statement or certificate furnished to Lender in connection herewith.

(xvi)         The Borrower is in compliance with all laws, rules, regulations, judgments, decrees, orders, agreements and requirements which affect in any material way the Borrower, its assets or the operation of its business and has not received, and has no knowledge of, any order or notice of any governmental investigation or of any violation or claim of violation of any law, regulation, judgment, decree, order, agreement, or other governmental requirement. The Borrower is not in material default under any term of any indenture, contract, lease, agreement, instrument or other commitment to which any of them is a party or by which any of them is bound. The Borrower knows of no dispute regarding any indenture, contract, lease, agreement, instrument or other commitment which could reasonably be expected to have a material adverse effect on the Borrower’s financial condition.

(b)            Borrower hereby confirms, represents and warrants that the representations and warranties set out in the Loan Documents are true and correct as of the date of this Agreement.

8.            Further Events of Default - Remedies

(a)            The following events shall be an Event of Default under the Loan and in addition to the Events of Default as defined in the Note; and Lender shall thereupon have the option (which is not intended to diminish, alter or limit Lender’s rights described in this Agreement, the Loan Documents or any related instruments, agreements and documents) to declare Borrower in default under this Agreement and the Loan Documents, and all other agreements with Lender, and declare all existing and future liabilities, indebtedness and obligations accelerated and immediately due and payable, including, but not limited to, interest, principal, expenses, advances to protect Lender’s position and reasonable counsel fees to enforce this Agreement, the Loan Documents, and all related instruments, agreements and documents, and all of Lender’s rights hereunder and thereunder, all without demand, notice, presentment or protest, or further action of any kind, except as specified herein.

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(i)            If Lender shall discover evidence that any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower in connection with this Agreement or otherwise, or to induce Lender to enter into this Agreement, was false or misleading in any material respect when made or furnished.

(ii)           If any action, suit or proceeding is brought in law or in equity or in any bankruptcy or receivership proceeding by Borrower or any of its creditors or any other party to enjoin or set aside this Agreement.

(iii)          If Borrower shall fail to pay any principal, interest, costs and fees when due under the Loan Documents or this Agreement within ten (10) days after the date such payment is due.

(iv)          The dissolution, termination of existence, business failure, appointment of a receiver of, or of any part of the property of, Borrower.

(v)            If Borrower shall fail to observe or perform any obligation or covenant to be observed or performed by Borrower hereunder or under any of the Loan Documents, which are not cured within ten (10) days following written notice from Lender to Borrower.

(vi)           If any financial statement, material representation, warranty, statement or certificate made or furnished to Lender in, or in connection with, this Agreement, or as inducement to Lender to enter into this Agreement, or in any separate statement or document to be delivered hereunder to Lender, shall be materially false, incorrect, or misleading when made;

(vii)          If Borrower shall admit an inability to pay its debts as they mature, or shall make a general assignment for the benefit of its or any of its creditors.

(viii)         If proceedings in bankruptcy, or for reorganization of Borrower, or for the readjustment of any of its debts, under the Bankruptcy Code, as amended, or any part thereof, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by Borrower, or shall be commenced against Borrower and shall not be dismissed within sixty (60) days of its commencement.

(ix)            If a receiver or trustee shall be appointed for Borrower or for any substantial part of its assets, or any proceedings shall be instituted for the dissolution or the full or partial liquidation of Borrower, and if such appointment or proceedings are involuntary, such receiver or trustee shall not be discharged within sixty (60) days of appointment, or such proceedings shall not be discharged within sixty (60) days of its commencement, or Borrower shall discontinue its businesses or materially change the nature of its businesses.

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(b)            After any acceleration of the Loan, Lender shall have in addition to the rights and remedies given it by this Agreement and the Loan Documents, all those allowed by all applicable laws including, without limitation, the UCC as enacted in a jurisdiction in which any Collateral may be located.

9.            No Agency, Partnership or Joint Venture

Neither this Agreement nor the Loan Documents nor the exercise by Lender of any of its rights or remedies hereunder or thereunder shall create, or shall be deemed to have created (i) a relationship of principal and agent between Borrower and Lender, or (ii) a partnership or joint venture, as between Lender and Borrower, or (iii) to render Lender in any way responsible for the debts, losses or liabilities of Borrower, or (iv) to render Lender a principal of, an insider in, or in any manner in control of Borrower or its business affairs.

10.            Notices

All notices to be given pursuant to this Agreement shall be given by the parties hereto either by certified mail, postage pre-paid, with return receipt requested or by expedited delivery service or by hand delivery, with a receipt being obtained therefor, at the following addresses, or at such other addresses as to which the parties hereto may be notified in accordance herewith from time to time.

If to the Borrower:	Lattice Incorporated
7150 N. Park Drive
Suite 500
Pennsauken, NJ 08109
Phone: (856) 910-1166
Facsimile: (856) 910-1811

With copies to:	Mitchell Nussbaum, Esq.
Loeb & Loeb, LLP
345 Park Avenue
New York, NY 10154
Telephone: (212) 407-4159
Facsimile: (212) 504-3013

If to the Lender:	Lattice Funding, LLC
c/o Cantone Research, Inc.
766 Shrewsbury Ave.
Suite E401
Tinton Falls, NJ 07724
Telephone: 732-450-3500
Facsimile: 732-450-3520
Attention: Anthony Cantone

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With copies to:	Christopher P. Flannery, Esq.
4 Hillman Drive
Suite 104
Chadds Ford, PA 19317
Telephone: (610) 361-8016
Facsimile: (610) 558-4882

Notice shall be effective upon receipt.

11.            Remedies Are Cumulative

Lender’s rights and remedies under this Agreement, the Note and any other Loan Documents, are cumulative and not alternative. Neither the failure nor any delay on the part of Lender in exercising any right, power or privilege under any of the Loan Documents or this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No claim or right arising out of this Agreement or the Loan Documents can be discharged by Lender in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by Lender.

12.            Entire Agreement

This Agreement and the Loan Documents are intended by the Parties as a final expression of their agreements with respect to the subject matter thereof, and are intended as a complete and exclusive statement of the terms and conditions of that agreement. This Agreement and the Loan Documents may not be modified, rescinded, or terminated orally, and no modification, rescission, termination or attempted waiver of any of the provisions thereof shall be valid unless in writing, supported by consideration, and signed by the Party against whom the same is sought to be enforced.

13.            Assignments, Successors and No Third Party Rights

This Agreement shall apply to and shall be binding in all respects upon, and shall inure to the benefit of, the successors and assigns of Lender and Borrower. Except as explicitly stated herein, nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the Parties any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the Parties that this Agreement, and all of its provisions and conditions, are for the sole and exclusive benefit of the Parties and for the benefit of no other person or entity and are personal to the Parties unless otherwise expressly provided. This Agreement may not be assigned or otherwise transferred by Lender to any person or entity that is not a “U.S. Person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

14.            Action Taken at Closing

The execution and delivery of this Agreement at Closing and all other actions to be taken and transactions to occur in connection with this Agreement at Closing, and the consummation at Closing of certain acts and transactions to which reference is made in this Agreement, are to be and were considered effected simultaneously as part of a number of interrelated transactions, and all deliveries of documents and other acts are to be deemed in escrow until all transactions referred to in, and relating to, this Agreement have been completed.

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15.            Survival of Representation, Warranties and Covenants

The representations, warranties and covenants set forth in this Agreement shall survive the execution and delivery of this Agreement and the Closing.

16.            Section Headings, etc.

The headings of Sections contained in this Agreement are provided for convenience only and form no part of this Agreement, and shall not affect its construction or interpretation. All references to Sections and paragraphs refer to the corresponding Sections and paragraphs in Sections of this Agreement. All words used herein shall be construed to be of such gender or number as the circumstances require. This “Agreement” shall mean this Agreement as a whole and as the same may, from time to time hereafter, be amended, supplemented or modified. The words “herein”, “hereof”, “hereby”, “hereto”, “hereunder, and words of similar import, refer to this Agreement as a whole and not to any particular Section, paragraph, clause or other subdivision hereof, unless otherwise specifically noted.

17.            Counterparts

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement.

18.            Governing Law

This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania, all rights and remedies being governed by such laws, and any provision hereof which may prove to be unenforceable shall not affect the validity of any other provision of this Agreement.

19.            Amendments

This Agreement may not be amended, revised, altered or terminated except by an Agreement in writing executed by all of the Parties.

20.            Term of Agreement and Reinstatement. This Agreement and the Loan Documents shall remain in full force and effect until all obligations of Borrower under the Loan are paid in full. If any sums paid to Lender on account of the Loan are required to be returned or refunded by Lender, this Agreement and the Loan Documents shall be revived and reinstated as to all such sums, including the liens of the Financing Statements.

[Signatures on following Page]

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IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement, under seal the day and year first, above written.

SIGNED, SEALED AND	LENDER:
DELIVERED IN THE	LATTICE FUNDING, LLC
PRESENCE OF:

_______________________	By: /s/ Anthony J. Cantone (SEAL)
Witness	Anthony J. Cantone, Managing Member

BORROWER:
LATTICE INCORPORATED
a Delaware corporation

_______________________	By: /s/ Paul Burgess (SEAL)
Witness	Paul Burgess, President

[CORPORATE SEAL]

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